Exhibit 99.1

Myers Industries Reports 2021 Second Quarter Results

Increased Demand and Focused Execution Drive Continued Strong Sales Growth

Sales Increased 32% on an Organic Basis, 58% Including Elkhart Acquisition

Recent Acquisition of Trilogy Plastics and Updated Corporate Brand Identity

Reinforces “One Myers” Strategic Vision

August 5, 2021, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•	Net sales increased $69.0 million, or 58.3% to $187.4 million, including $30.9 million, or 26.1% from the Elkhart Plastics acquisition, compared with $118.4 million for the second quarter of 2020
•	Net income per diluted share was $0.30, compared with $0.23 for the second quarter of 2020
•	Adjusted earnings per diluted share was $0.29, compared with $0.23 for the second quarter of 2020
•	Cash flow from operations was $14.7 million and free cash flow was $11.7 million, compared with $6.8 million and $3.7 million, respectively, for the second quarter of 2020

Myers Industries’ President and CEO, Mike McGaugh said, “The team’s ability to strategically manage the dynamic macro environment over the past few months is indicative of our overall strong operational performance during the first half of 2021. We continued to see increased demand from our core end-markets, which led to higher volumes across our business. Despite strong volume growth, our second quarter results were impacted by continued raw material inflation, which did outpace our price increases. We’ve continued to take incremental pricing actions to offset these unprecedented increases in raw material costs.”

McGaugh added, “Additionally, we continue to make progress in achieving our ‘One Myers’ strategic vision. Earlier this week, we announced the acquisition of Trilogy Plastics which comes after the successful integration of the Elkhart business over the last nine months. We are very excited to welcome the Trilogy team to the Myers family and are eager to move forward together as a leading producer of high-quality molded plastic products. We believe this combination will bring additional opportunities in the rotational molding industry and allow us to continue to raise the standard of commercial excellence and customer service within our industry.”

McGaugh concluded, “We also recently unveiled our updated corporate brand identity. This new visual identity is another important step in our strategic transformation.  We look forward to continuing to advance our culture towards our ‘One Myers’ initiative while further driving our values of integrity, optimism, customer focus and can-do spirit throughout our operations.”

Second Quarter 2021 Financial Summary

	Quarter Ended June 30,
	2021	2020	Inc (Dec)
	(Dollars in millions, except per share data)

Net sales	$187.4	$118.4	58.3%

Operating income	$15.9	$12.3	29.5%
Adjusted operating income	$15.1	$12.3	23.2%
Adjusted operating income margin	8.1%	10.4%	-230 bps

Net income	$11.1	$8.4	32.3%
Adjusted net income	$10.4	$8.2	27.5%

Net income per diluted share	$0.30	$0.23	30.4%
Adjusted earnings per diluted share	$0.29	$0.23	26.1%

Net sales for the second quarter of 2021 were $187.4 million, an increase of $69.0 million, or 58.3%, compared with $118.4 million for the second quarter of 2020, driven by increases in both the Material Handling and Distribution segments. Excluding the $30.9 million net sales impact from the Elkhart acquisition, organic net sales increased 26% due to higher volume/mix, 5% due to favorable price and 1% due to foreign currency exchange.

Gross profit increased $12.4 million, or 29.2% to $55.0 million, primarily due to the increased contribution from volume/mix and the Elkhart Plastics acquisition. Partially offsetting these contributions were higher raw material costs, primarily resin, which were not fully recovered by pricing actions and led to an unfavorable price-to-cost relationship for the quarter. As a result, gross margin was 29.4% compared with 36.0% for the second quarter of 2020. Selling, general and administrative expenses increased $9.8 million, or 32.3% to $40.1 million, reflecting the Elkhart Plastics acquisition, higher salaries and incentive compensation and an increase in legal fees, partially offset by lower amortization expense. SG&A as a percentage of sales declined to 21.4% in the second quarter, compared with 25.6% in the same period last year. Net income per diluted share was $0.30, compared with $0.23 for the second quarter of 2020. Adjusted earnings per diluted share were $0.29, compared with $0.23 for the second quarter of 2020.

Second Quarter 2021 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q2 2021 Results	$137.2	$17.9	$17.0	12.4%
Increase (decrease) vs prior year	69.7%	13.3%	7.7%	-710 bps

Net sales for the second quarter of 2021 were $137.2 million, an increase of $56.4 million, or 69.7%, compared with $80.9 million for the second quarter of 2020. Excluding the $30.9 million net sales impact from the Elkhart acquisition, organic net sales increased 24% due to higher volume/mix, 6% due to favorable price and 2% due to foreign currency exchange. Sales increased in the vehicle, industrial, food and beverage, and consumer end markets. Operating income increased 13.3% to $17.9 million, compared with $15.8 million in 2020. Adjusted operating income increased to $17.0 million, compared with $15.8 million in 2020. The increase was primarily due to increased volume/mix and the Elkhart Plastics acquisition. Partially offsetting these contributions were higher raw material costs, primarily resin, which were not fully recovered by pricing actions and led to an unfavorable price-to-cost relationship for the quarter. Additionally, SG&A expenses were higher year-over-year. The increase in SG&A expenses was primarily due to the Elkhart Plastics acquisition, higher salaries and incentive compensation costs, increased travel costs and higher legal fees, partially offset by a decrease in amortization expense. The Material Handling Segment’s adjusted operating income margin was 12.4%, compared with 19.5% for the second quarter of 2020.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q2 2021 Results	$50.2	$4.2	$4.2	8.4%
Increase vs prior year	33.6%	157.6%	157.6%	+400 bps

Net sales for the second quarter of 2021 were $50.2 million, an increase of $12.6 million, or 33.6%, compared with $37.5 million for the second quarter of 2020. The increase was driven by higher volume/mix across both equipment and supplies. Operating income increased to $4.2 million, compared with $1.6 million in 2020. The increase in operating income was largely due to contributions from higher volume/mix, partially offset by higher incentive compensation costs. The Distribution Segment’s adjusted operating income margin was 8.4%, compared with 4.4% for the second quarter of 2020.

2021 Outlook

The Company updated its outlook for fiscal 2021, and currently forecasts:

•	Net sales growth in the mid 40% range, with approximately half due to the Elkhart and Trilogy acquisitions
•	Diluted EPS in the range of $0.86 to $1.01; adjusted diluted EPS in the range of $0.90 to $1.05
•	Capital expenditures to approximate $15 to $18 million
•	Effective tax rate to approximate 26%

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, August 5, 2021, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.incommglobalevents.com/viewer/13353/myers-industries-2021-second-quarter-earnings-call/. Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company's website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To access a replay of the event, please use the following link: https://www.incommglobalevents.com/replay/6525/myers-industries-2021-second-quarter-earnings-call/. The access code is 253552.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross profit margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted income (loss) before taxes, adjusted net income, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay

Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$187,369	$118,394	$361,798	$240,644
Cost of sales	132,375	75,821	256,391	155,588
Gross profit	54,994	42,573	105,407	85,056
Selling, general and administrative expenses	40,121	30,317	79,669	61,433
Gain on disposal of fixed assets	(996)	—	(996)	(7)
Gain on sale of notes receivable	—	—	—	(11,924)
Operating income (loss)	15,869	12,256	26,734	35,554
Interest expense, net	999	1,194	1,994	2,263
Income (loss) before income taxes	14,870	11,062	24,740	33,291
Income tax expense (benefit)	3,795	2,694	6,360	8,197
Net income (loss)	$11,075	$8,368	$18,380	$25,094
Net income (loss) per common share:
Basic	$0.31	$0.23	$0.51	$0.70
Diluted	$0.30	$0.23	$0.51	$0.70
Weighted average common shares outstanding:
Basic	36,122,792	35,774,241	36,058,061	35,749,110
Diluted	36,336,448	35,920,465	36,296,003	35,899,521

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net sales
Material Handling	$137,227	$80,855	69.7%	$267,120	$164,931	62.0%
Distribution	50,156	37,541	33.6%	$94,706	$75,736	25.0%
Inter-company Sales	(14)	(2)	-	$(28)	$(23)	-
Total	$187,369	$118,394	58.3%	$361,798	$240,644	50.3%

Operating income (loss)
Material Handling	$17,902	$15,796	13.3%	$34,829	$30,963	12.5%
Distribution	4,214	1,636	157.6%	5,652	3,486	62.1%
Corporate	(6,247)	(5,176)	-	(13,747)	1,105	-
Total	$15,869	$12,256	29.5%	$26,734	$35,554	(24.8)%

Adjusted operating income (loss)
Material Handling	$17,009	$15,796	7.7%	$33,936	$30,963	9.6%
Distribution	4,214	1,636	157.6%	6,179	3,503	76.4%
Corporate	(6,123)	(5,176)	-	(13,162)	(10,535)	-
Total	$15,100	$12,256	23.2%	$26,953	$23,931	12.6%

Adjusted operating income margin
Material Handling	12.4%	19.5%		12.7%	18.8%
Distribution	8.4%	4.4%		6.5%	4.6%
Corporate	n/a	n/a		n/a	n/a
Total	8.1%	10.4%		7.4%	9.9%

Adjusted EBITDA
Material Handling	$21,727	$20,926	3.8%	$43,173	$41,123	5.0%
Distribution	4,761	2,244	112.2%	7,269	4,706	54.5%
Corporate	(6,018)	(5,077)	-	(12,959)	(10,336)	-
Total	$20,470	$18,093	13.1%	$37,483	$35,493	5.6%

Adjusted EBITDA margin
Material Handling	15.8%	25.9%		16.2%	24.9%
Distribution	9.5%	6.0%		7.7%	6.2%
Corporate	n/a	n/a		n/a	n/a
Total	10.9%	15.3%		10.4%	14.7%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$137,227	$50,156	$187,383	$(14)	$187,369

Gross profit					54,994
Add: Restructuring expenses and other adjustments					102
Adjusted gross profit					55,096
Gross margin					29.4%

Operating income (loss)	17,902	4,214	22,116	(6,247)	15,869
Add: Acquisition and integration costs	—	—	—	124	124
Add: Restructuring expenses and other adjustments (1)	102	—	102	—	102
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Adjusted operating income (loss)	17,009	4,214	21,223	(6,123)	15,100
Adjusted operating income margin	12.4%	8.4%	11.3%	n/a	8.1%

Add: Depreciation and amortization	4,718	547	5,265	105	5,370
Adjusted EBITDA	$21,727	$4,761	$26,488	$(6,018)	$20,470
Adjusted EBITDA margin	15.8%	9.5%	14.1%	n/a	10.9%

(1) Includes gross profit adjustment of $102

	Quarter Ended June 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$80,855	$37,541	$118,396	$(2)	$118,394

Gross profit					42,573
Gross margin					36.0%

Operating income (loss)	15,796	1,636	17,432	(5,176)	12,256
Operating income margin	19.5%	4.4%	14.7%	n/a	10.4%

Add: Depreciation and amortization	5,130	608	5,738	99	5,837
EBITDA	$20,926	$2,244	$23,170	$(5,077)	$18,093
EBITDA margin	25.9%	6.0%	19.6%	n/a	15.3%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$267,120	$94,706	$361,826	$(28)	$361,798

Gross profit					105,407
Add: Restructuring expenses and other adjustments					102
Adjusted gross profit					105,509
Gross margin					29.2%

Operating income (loss)	34,829	5,652	40,481	(13,747)	26,734
Add: Severance costs	—	527	527	318	845
Add: Acquisition and integration costs	—	—	—	267	267
Add: Restructuring expenses and other adjustments (1)	102	—	102	—	102
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Adjusted Operating income (loss)	33,936	6,179	40,115	(13,162)	26,953
Adjusted operating income margin	12.7%	6.5%	11.1%	n/a	7.4%
Add: Depreciation and amortization	9,237	1,090	10,327	203	10,530
Adjusted EBITDA	$43,173	$7,269	$50,442	$(12,959)	$37,483
Adjusted EBITDA margin	16.2%	7.7%	13.9%	n/a	10.4%

(1) Includes gross profit adjustment of $102

	Six Months Ended June 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$164,931	$75,736	$240,667	$(23)	$240,644

Gross profit					85,056
Gross margin					35.3%

Operating income (loss)	30,963	3,486	34,449	1,105	35,554
Add: Restructuring expenses and other adjustments	—	—	—	249	249
Add: Acquisition and integration costs	—	17	17	35	52
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)	(11,924)
Adjusted operating income (loss)	30,963	3,503	34,466	(10,535)	23,931
Adjusted operating income margin	18.8%	4.6%	14.3%	n/a	9.9%
Add: Depreciation and amortization	10,160	1,203	11,363	199	11,562
Adjusted EBITDA	$41,123	$4,706	$45,829	$(10,336)	$35,493
Adjusted EBITDA margin	24.9%	6.2%	19.0%	n/a	14.7%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating income (loss)	$15,869	$12,256	$26,734	$35,554
Add: Severance costs	—	—	845	—
Add: Restructuring expenses and other adjustments	102	—	102	249
Add: Acquisition and integration costs	124	—	267	52
Less: Gain on sale of assets	(995)	—	(995)	—
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)
Adjusted operating income (loss)	15,100	12,256	26,953	23,931
Less: Interest expense, net	(999)	(1,194)	(1,994)	(2,263)
Adjusted income (loss) before taxes	14,101	11,062	24,959	21,668
Less: Income tax expense(1)	(3,666)	(2,876)	(6,489)	(5,634)
Adjusted net income (loss)	$10,435	$8,186	$18,470	$16,034
Adjusted earnings per diluted share	$0.29	$0.23	$0.51	$0.45

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2021 and 2020 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2021	December 31, 2020
Assets
Current Assets
Cash	$13,543	$28,301
Accounts receivable, net	98,610	83,701
Income tax receivable	—	1,049
Inventories, net	79,482	65,919
Prepaid expenses and other current assets	9,576	4,760
Total Current Assets	201,211	183,730
Property, plant, & equipment, net	83,981	73,953
Right of use asset - operating leases	22,834	18,390
Deferred income taxes	84	84
Other assets	122,365	123,858
Total Assets	$430,475	$400,015
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$81,614	$61,150
Accrued expenses	40,210	36,744
Operating lease liability - short-term	4,833	4,359
Finance lease liability - short-term	491	—
Long-term debt - current portion	—	39,994
Total Current Liabilities	127,148	142,247
Long-term debt	57,833	37,582
Operating lease liability - long-term	17,778	13,755
Finance lease liability - long-term	9,688	—
Other liabilities	14,174	14,373
Deferred income taxes	1,873	2,958
Total Shareholders' Equity	201,981	189,100
Total Liabilities & Shareholders' Equity	$430,475	$400,015

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2021	2020
Cash Flows From Operating Activities
Net income	$18,380	$25,094
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	8,142	7,243
Amortization	2,610	4,518
Non-cash stock-based compensation expense	1,829	1,346
Gain on disposal of fixed assets	(996)	(7)
Gain on sale of notes receivable	—	(11,924)
Other	(702)	407
Other long-term liabilities	(205)	478
Cash flows provided by (used for) working capital
Accounts receivable	(15,250)	(9,672)
Inventories	(13,411)	(5,453)
Prepaid expenses and other current assets	(4,814)	(2,926)
Accounts payable and accrued expenses	25,718	2,681
Net cash provided by (used for) operating activities	21,301	11,785
Cash Flows From Investing Activities
Capital expenditures	(8,220)	(5,589)
Acquisition of business	(1,223)	(691)
Proceeds from sale of property, plant and equipment	2,848	—
Proceeds from sale of notes receivable	—	1,200
Net cash provided by (used for) investing activities	(6,595)	(5,080)
Cash Flows From Financing Activities
Net borrowings from revolving credit facility	19,900	—
Repayments of long-term debt	(40,000)	—
Payments on finance lease	(161)	—
Cash dividends paid	(9,809)	(9,736)
Proceeds from issuance of common stock	2,420	235
Shares withheld for employee taxes on equity awards	(748)	(362)
Deferred financing fees	(1,095)	—
Net cash provided by (used for) financing activities	(29,493)	(9,863)
Foreign exchange rate effect on cash	29	(47)
Net decrease in cash	(14,758)	(3,205)
Cash at January 1	28,301	75,527
Cash at June 30	$13,543	$72,322

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	June 30, 2021		June 30, 2020
Net cash provided by (used for) operating activities	$21,301		$11,785
Capital expenditures	(8,220)		(5,589)
Free cash flow	$13,081		$6,196

	YTD		YTD		Quarter
	June 30, 2021		March 31, 2021		June 30, 2021
Net cash provided by (used for) operating activities	$21,301	-	$6,588	=	$14,713
Capital expenditures	(8,220)	-	(5,238)	=	(2,982)
Free cash flow	$13,081	-	$1,350	=	$11,731

	YTD		YTD		Quarter
	June 30, 2020		March 31, 2020		June 30, 2020
Net cash provided by (used for) operating activities	$11,785	-	$5,027	=	$6,758
Capital expenditures	(5,589)	-	(2,490)	=	(3,099)
Free cash flow	$6,196	-	$2,537	=	$3,659

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2021 Guidance
	Low	High
GAAP diluted net income per common share	$0.86	$1.01
Add: Net restructuring expenses and other adjustments	0.02	0.02
Add: Acquisition and integration costs	0.02	0.02
Adjusted diluted earnings per share	$0.90	$1.05